    As filed with the Securities and Exchange Commission on February 5, 2004

                                                  Commission File No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            WOODWARD GOVERNOR COMPANY
               (Exact name of issuer as specified in its charter)

                Delaware                               36-1984010
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

                            5001 North Second Street
                            Rockford, Illinois 61111
                    (Address of principal executive offices)

                WOODWARD GOVERNOR COMPANY EXECUTIVE BENEFIT PLAN
                            (Full title of the plan)

            John A. Halbrook                  COPIES OF COMMUNICATIONS TO:
  Chairman and Chief Executive Officer               Steven L. Clark
        5001 North Second Street                 Chapman and Cutler LLP
        Rockford, Illinois 61111                 111 West Monroe Street
             (815) 877-7441                      Chicago, Illinois 60603
      (Name, address and telephone                   (312) 845-3000
      number of agent for service)

                                   ----------

                         Calculation of Registration Fee

                                                                  PROPOSED       PROPOSED
                                                                   MAXIMUM       MAXIMUM
                                                   AMOUNT         OFFERING      AGGREGATE     AMOUNT OF
              TITLE OF SECURITIES                  TO BE          PRICE PER      OFFERING    REGISTRATION
               TO BE REGISTERED                  REGISTERED        SHARE(1)      PRICE(1)        FEE
---------------------------------------------------------------------------------------------------------
Common Stock, $.00875 par value                    150,000        $  58.495    $ 8,774,250      $ 1112
=========================================================================================================

----------
(1) Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee.

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PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The following documents which have been filed with the Commission by Woodward Governor Company, a Delaware corporation (the "COMPANY"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003; and

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003; and

          (c) Description of the Common Stock of the Company contained in the Company's Form A-2 (File No. 2-4446) filed with the Commission on June 28, 1940.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

     The Company undertakes to provide without charge to each person to whom a copy of the Prospectus relating to this Registration Statement has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in such Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Woodward Governor Company, 5001 North Second Street, Rockford, Illinois 61111, Attention: Carol J. Manning (815) 877-7441.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL"), sets forth the conditions and limitations governing the indemnification of officers, directors, and other persons.

     The Certificate of Incorporation and Bylaws of the Company provide for indemnification by the Company of certain persons (including officers and directors) in connection with any action, suit or proceeding brought or threatened against such person by reason of his position with the Company or service at the request of the Company. The Bylaws further provide that indemnification shall not be exclusive of any rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145(g) of the DGCL and Article VII, Section(h) of the Bylaws also authorize the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability asserted against or incurred by them in such capacity

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or arising out of their status as such whether or not the Company would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of the DGCL or the Bylaws. The Company currently maintains a directors' and officers' liability policy to insure its liability under the above-described provisions and to insure its individual directors and officers against certain obligations not covered by such provisions.

Item 8. Exhibits

     See List of Exhibits on page II-7 hereof.

Item 9. Undertakings

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "SECURITIES ACT");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or

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Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on January 28, 2004.

                                         WOODWARD GOVERNOR COMPANY


                                         By    /S/ JOHN A. HALBROOK
                                            ------------------------------------
                                                   John A. Halbrook
                                            Chairman and Chief Executive Officer
                                                (Principal executive officer)

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, John A. Halbrook and Stephen P. Carter and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying, and conforming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURES                     TITLE                     DATE
/S/ STEPHEN P. CARTER    Vice President,                 January 28, 2004
---------------------    Chief Financial Officer and
  Stephen P. Carter      Treasurer


  /S/ JOHN D. COHN                Director               January 28, 2004
  ----------------
    John D. Cohn

     SIGNATURES                     TITLE                     DATE

  /S/ PAUL DONOVAN                Director               January 28, 2004
  ----------------
    Paul Donovan


/S/ JOHN A. HALBROOK              Director               January 28, 2004
--------------------
  John A. Halbrook


/S/ MICHAEL H. JOYCE              Director               January 28, 2004
--------------------
  Michael H. Joyce


  /S/ RODNEY O'NEAL               Director               January 28, 2004
  -----------------
    Rodney O'Neal


/S/ MARY L. PETROVICH             Director               January 28, 2004
---------------------
  Mary L. Petrovich


 /S/ JAMES R. RULSEH              Director               January 28, 2004
 -------------------
   James R. Rulseh


/S/ MICHAEL T. YONKER             Director               January 28, 2004
---------------------
  Michael T. Yonker

                                                                   PAGE NUMBER IN
EXHIBIT                                                              SEQUENTIAL
NUMBER                            DESCRIPTION                      NUMBERING SYSTEM
  4.1     Restated Woodward Governor Company
          Executive Benefit Plan Effective January 1, 2004.....

  4.2     Woodward Governor Company Deferred Shares
          Trust dated February 3, 2003.........................

  4.3     First Amendment to Woodward Governor
          Company Deferred Shares Trust dated February
          6, 2003..............................................

  4.4     Specimen Certificate (incorporated by reference
          from the Company's Form A-2 (File No. 2-4446)
          filed with the Commission on June 28, 1940)..........

  5.1     Opinion of Chapman and Cutler LLP regarding
          legality of the Securities...........................

 23.1     Consent of Chapman and Cutler LLP (included in
          Exhibit 5.1).........................................

 23.2     Consent of PricewaterhouseCoopers LLP................

 25.1     Power of Attorney (set forth on page II-5 of this
          Registration Statement)..............................